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                          EXHIBIT 10.42

                           [LETTERHEAD]

                          AGREEMENT FOR

               FINANCIAL PUBLIC RELATIONS SERVICES


THIS AGREEMENT is entered into on this 22nd day of August 1996 by and between CORPORATE RELATIONS GROUP (hereinafter "CRG") , with its principal place of business at 2030 Main Street, Suite 620, Irvine, California 92614 and CARVER CORPORATION hereinafter ("Client"), a Washington corporation, with its principal place of business at 20121 48th Avenue West, Lynnwood, WA 98036 -- 206 -775-1202 .

HEREAFTER, the Client and CRG are referred to collectively as "Parties", and singularly as "Party".

WHEREAS, the Parties desire to set forth the terms and conditions under which the said services shall be performed.

NOW, THEREFORE, in consideration of these promises of the mutual covenants herein, the Parties hereto agree as follows:

ARTICLE I - SCOPE OF SERVICES

CRG agrees to perform for the Client the financial services described as follows:

(a) CRG will develop, implement, and maintain an ongoing stock market support system with the general objective of expanding stockbroker awareness of the Client's activities, and hence to commensurate interest in the Client's stock. This market support system will have a four part approach:

(i) A SHAREHOLDER COMMUNICATION SYSTEM to keep existing stockholders informed about the Client's activities and potential.

(ii) A STOCKBROKER SUPPORT SYSTEM to build a national network of stockbrokers who are informed about and interested in the Client.

(iii) AN INVESTOR GENERATION SYSTEM to develop leads for selected brokers and to assist them in their marketing activity of the Client's stock.

(iv) A MEDIA RELATIONS SYSTEM to increase corporate visibility through informational press releases, placement of articles and copy consulting on annual and quarterly reports.

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 (b) Optional Services.  Additional projects, such as design and production of annual and quarterly reports, video or slide presentations, speech writing, and consulting related to financing activities, will be performed and billed as mutually agreed upon by both Parties.

(c) CRG agrees to provide the Client with a written investor relations update each quarter which outlines activities undertaken by CRG on the Client's behalf and to be available to meet with the Client to evaluate the program's progress and direction.

ARTICLE II - PERIOD OF PERFORMANCE

     The period of performance under this agreement shall be for a primary term of six (6) months from the date hereof. This Agreement may be terminated at the end of the six (6) month period by either Party upon at least 30 days written notice. Notice of termination may only be given on or before the last day of the initial six month term. If no notice of termination is received at that time the Agreement automatically renews for one successive six (6) month period under the same terms and conditions. Adjustments in compensation structure and the issuance of additional options (a new Option Agreement) will be considered after each year of service under the Agreement (two six month periods).

ARTICLE III - CONTRACTUAL RELATIONSHIP

     In performing the services under this Agreement, CRG shall operate as, and have the status of an independent contractor. The Client and CRG will be mutually responsible for determining the means and the methods for performing the services described in ARTICLE I.

ARTICLE IV - COMPENSATION

     As full consideration for the performance of the basic (four-part) services described above, the Client shall pay CRG compensation as follows:

(a) CASH: $3,000 per month, which includes expenses for telephone/facsimile charges and postage for press release mailings.

(i) Initial payment for the first month and an equal amount as a deposit against expenses and/or retainer amounts shall be due at the time this Agreement is signed ($6,000). Following the initial payment, ensuing payments are payable monthly in advance to CRG's principal place of business and are due on the first day of each month.

(b) EXPENSES: Additional expenses include, but are not limited to, the following: travel and lodging; fare of public carrier; photocopy and printing; wire service (PR Newswire) charges; and postage for specially targeted mailings other than press releases. CRG agrees to obtain prior client approval for any single expense over $50.00. CRG shall submit a monthly invoice to the Client, which covers the monthly fee and reimbursable expenses. The Client agrees to indemnify and pay CRG for all authorized expenses committed to on behalf of the Client prior to termination of this Agreement for any reason.

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(c)  OPTIONS:  Three Options (or Warrants) to purchase the Client's common stock shall be granted to CRG.

(i) OPTION A - Immediately exercisable option to purchase 60,000 shares of Client's Common Stock at an exercise price equal to the closing bid price on the date of this Agreement (subject to adjustment as provided herein). This Option A may be exercised from the date of this Agreement until 11:59 p.m. (Los Angeles time) on the date that is 12 months after the date of this Agreement. Any portion of this Option A not exercised on or before its expiration date shall expire.

(ii) OPTION B - Immediately exercisable option to purchase 60,000 shares of Client's Common Stock at an exercise price equal to 150% of the closing bid price on the date of this Agreement (subject to adjustment as provided herein). This Option B may be exercised from the date of this Agreement until 11:59 p.m. (Los Angeles time) on the date that is 18 months after the date of this Agreement. Any portion of this Option B not exercised on or before its expiration date shall expire.

(iii) OPTION C - Immediately exercisable option to purchase 60,000 shares of Client's Common Stock at an exercise price equal to 200% of the closing bid price on the date of this Agreement (subject to adjustment as provided herein). This Option C may be exercised from the date of this Agreement until 11:59 p.m. (Los Angeles time) on the date that is 24 months after the date of this Agreement. Any portion of this Option C not exercised on or before its expiration date shall expire.

(iv) MISCELLANEOUS: The Options pursuant to this Agreement may not be transferred, assigned, pledged or hypothecated in any manor (whether by operation of law or otherwise) without the prior written consent of Client. The Options may be exercised in whole or in part by means of a written notice of exercise delivered to Client accompanied by payment of the full exercise price in cash or by certified or cashier's check. CRG agrees that it will also pay to Client, the amount necessary , if any, for Client to satisfy its withholding obligations imposed by the Internal Revenue Code. CRG acknowledges that the issuance of shares of Common Stock upon exercise of the forgoing Options, and any resale of the shares of Common Stock, may only be affected in accordance with applicable state and federal laws and regulations. CRG shall furnish evidence satisfactory to Client (including a written and signed representation letter and a consent to be bound by all transferred restrictions imposed by applicable law) to that effect upon exercise of any of the Options and that it is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable pursuant to the Options until the Options have been exercised.

(v) PIGGYBACK REGISTRATION RIGHTS: If at any time prior to August 31, 1999, Client proposes to register any of its Common Stock under the Securities Act Of 1933 in connection with a firmly underwritten public offering of Common Stock for cash for its own account on a registration form that may be used for the registration of the sale of Common Stock issued upon exercise of the Options ( "Registerable Shares" ), at least 20 days before filing such registration statement Client will notify CRG of such determination, and upon the request of CRG given in writing, within twenty (20) days after receipt of the Client's notice, Client shall use its reasonable best efforts to cause any of the Registerable Shares specified by CRG to be included in such registration statement.

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(ARTICLE IV (C) (V) - CONTINUED)
However, if any managing underwriter for such public offering determines in its reasonable good faith judgment that the inclusion of all Registerable Shares requested by CRG and the Common Stock proposed to be offered by Client and by other shareholders, whether originally covered by requests for registration or otherwise included, might interfere with the successful marketing of such securities within a price range reasonably acceptable to Client, then Client shall be required to include in the registration only that number of securities, including Registerable Shares, which the managing underwriter believes will not jeopardize the success of the offering and the number of shares otherwise to be included in the registration statement shall be reduced as follows: (1) there shall first be excluded Common Stock proposed to be included by other shareholders not possessing legal rights to include the same pursuant to this Agreement or any similar agreement; and (2) any further reduction shall be pro rata among all other shareholders (having such legal rights) requesting inclusion of there Common Shares in such registration (with the exception of holders of rights pursuant to the Registration Rights Agreement dated June 12, 1996 among Client and Renwick Capital Management, Inc. and its affiliates (the "Senior Registration Rights Agreement")), in the proportion of the number of shares of Common Stock then owned by each with respect to which it has registration rights; and (3) any further reduction shall be determined in accordance with the terms of the Senior Registration Rights Agreement. CRG agrees not to seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. Client shall not be required to include any Registerable Shares in a registration pursuant to this Agreement unless CRG accepts the terms of the underwriting as agreed upon between Client and the underwriters selected by Client. CRG shall cooperate with Client in connection with the preparation of a registration statement, and shall provide to Client, in writing, for use in the registration statement, all such information regarding CRG and his or its plan of distribution with respect to the Registerable Shares covered thereby as Client from time to time may reasonably request to prepare the Registration Statement and prospectus covering the Registerable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(vi) S-8 REGISTRATION: If Client has not registered shares as described above, then upon the written request of CRG thereafter, the Client shall use its reasonable best efforts to cause all shares underlying the Options granted to CRG to be registered via an S-8 Registration.

ARTICLE V - ADJUSTMENTS TO OPTIONS

The Exercise Price and the number of shares of Common Stock and classes of capital stock of the Company purchasable upon the exercise of each Option are subject to adjustment from time to time as follows:

(a) If the Company: (i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares; (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or (v) issues by reclassification of its shares of Common Stock any shares of its capital stock; then the number and classes of shares purchasable upon exercise of each Option in effect immediately prior to such action shall be adjusted so that the holder of any Option thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Option immediately prior to such action.

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(b)  If the Client is a party to a consolidation, merger or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Client's obligations under this Agreement.

(c) Upon consummation of such transaction the Options shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of an Option would have owned immediately after the consolidation, merger or transfer if the holder had exercised the Option immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Client shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Option to, concurrently with the consummation of such transaction, assume the Client's obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided herein.

ARTICLE VI - CLIENT INFORMATION

Since CRG must at all times rely upon the accuracy and completeness of information supplied to it by the Client's officers, directors, agents, and employees, the Client agrees to indemnify, hold harmless, and defend, CRG, its officers, agents, employees at the Client's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Client to CRG.

ARTICLE VII - GRANT OF LICENSE

(a) CRG hereby grants a license to the Client, through the duration of this Agreement, to use CRG's exclusive system, lists, manuals and trademarked and copyrighted materials. Due to the unique and proprietary nature of these systems and materials, CRG will revoke this license upon termination of this Agreement for any reason and all such materials and lists must be returned to CRG immediately thereafter and their use by the Client discontinued.

(b) CRG agrees that all information disclosed to it about the Client's products, processes and services are the sole property of the Client and it will not assert any rights to any confidential or proprietary information or material, nor will it directly or indirectly, except as required in the conduct of its duties under the Agreement, disseminate or disclose any such confidential information; and

(c) Upon termination of this Agreement, CRG will return to the Client all documents, records, notebooks and similar items of or containing confidential information then in its possession, including copies thereof, whether prepared by CRG or others.

ARTICLE VIII - REPRESENTATIVE AND NOTICES

Notices provided for hereunder shall be in writing and may be served personally to the Client's Representative and CRG's representative at their respective place of business or by registered mail to the address of each Party as first set forth herein above or may be transmitted by FAX.

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ARTICLE IX - ARBITRATION/JURISDICTION OF COURT

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of Orange, California, in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing Party shall be entitled to actual costs and actual attorney's fees from arbitration or any other civil action. Judgment upon the award rendered therein may be entered in any Court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the Parties to lie in the County of Orange, California.

ARTICLE X - MISCELLANEOUS

This Agreement constitutes the entire agreement between the Client and CRG relating to providing financial relations services. It supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those herein expressed. No agreement hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

This Agreement shall in all respects be interpreted and construed, and the rights of the Parties hereto shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.


                 CARVER CORPORATION                 CORPORATE RELATIONS GROUP

                 By: /s/J.P.WORLD                   By: /s/SHANNON T. SQUYRES
                    ------------------                 -----------------------
                                                           Shannon T. Squyres

                 Date:  9-9-96                      Date:  8/22/96
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